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                                                                      EXHIBIT 23








INDEPENDENT AUDITORS' CONSENT

To Pulitzer Inc.:

We consent to the incorporation by reference in Registration Statement No. 333-75697 of Pulitzer Inc. on Form S-8 of our reports dated February 4, 2000, appearing in this Annual Report on Form 10-K of Pulitzer Inc. for the year ended December 31, 1999.


DELOITTE & TOUCHE LLP


Saint Louis, Missouri
March 23, 2000